                                                                  EXHIBIT 4(i)

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--------------------------------------------------------------------------------

                      VIRGINIA ELECTRIC AND POWER COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK

                                              TRUSTEE.

                                ---------------

                      EIGHTY-FIFTH SUPPLEMENTAL INDENTURE

                             DATED FEBRUARY 1, 1997

                                ---------------

                                  $200,000,000

  FIRST AND REFUNDING MORTGAGE BONDS OF 1997, SERIES A, 6 3/4% DUE FEBRUARY 1,
                                      2007

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 A MORTGAGE OF BOTH REAL AND PERSONAL PROPERTY.

                               TABLE OF CONTENTS*

                                ---------------

                                                                           PAGE
                                                                           ----
 Parties..................................................................   1
 Addresses................................................................   1
 Recitals.................................................................   1
 Consideration Clause.....................................................   5
 Granting Clause..........................................................   5
 Exception Clause.........................................................   7
 Habendum Clause..........................................................   7
 Grant in Trust...........................................................   7

                                   ARTICLE 1.

                            Bonds of 1997, Series A

 (S) 1.01. Establishment, form and terms.................................    8
 (S) 1.02. Registration, transfer and exchange...........................    9
 (S) 1.03. Procedure for payment of interest.............................   10
 (S) 1.04. Redemption....................................................   10
 (S) 1.05. Funds deposited for maturity to be immediately available......   11

                                   ARTICLE 2.

                            Miscellaneous Provisions

 (S) 2.01. References to Original Indenture or previous Supplemental
            Indentures...................................................   11
 (S) 2.02. The Trustee...................................................   12
 (S) 2.03. Original Indenture and Supplemental Indentures to be read
            together.....................................................   12
 (S) 2.04. Date of execution.............................................   12
 (S) 2.05. Execution in counterparts.....................................   12
 Testimonium..............................................................  13
 Signatures and Seals.....................................................  14
 Acknowledgments..........................................................  15

-------
 * This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

 Eighty-Fifth Supplemental Indenture dated the 1st day of February, 1997, by and between Virginia Electric and Power Company, a Virginia corporation and a transmitting utility (as such term is defined in Section 46-9-105(n) of the West Virginia Code), One James River Plaza, Richmond, Virginia (the Company), party of the first part, and The Chase Manhattan Bank, a New York banking cor-poration, 450 West 33rd Street, New York, New York (the Trustee), party of the second part.

 The Company has heretofore made its Indenture of Mortgage dated November 1, 1935 (the Original Indenture) to The Chase National Bank of the City of New York, predecessor Trustee, and various supplemental indentures supplementing and/or modifying it as follows:

                            TITLE                                    DATED
                            -----                                    -----
First Supplemental Indenture.................................. September 1, 1938
Second Supplemental Indenture................................. February 9, 1940
Third Supplemental Indenture.................................. March 1, 1941
Fourth Supplemental Indenture................................. April 1, 1944
Fifth Supplemental Indenture.................................. March 1, 1945
Sixth Supplemental Indenture.................................. October 1, 1947
Seventh Supplemental Indenture................................ March 1, 1948
Eighth Supplemental Indenture................................. October 1, 1948
Ninth Supplemental Indenture.................................. June 1, 1949
Tenth Supplemental Indenture.................................. November 1, 1949
Eleventh Supplemental Indenture............................... September 1, 1950
Twelfth Supplemental Indenture................................ December 1, 1951
Thirteenth Supplemental Indenture............................. October 1, 1952
Fourteenth Supplemental Indenture............................. May 1, 1954

and has heretofore made to The Chase Manhattan Bank, which on March 31, 1955 became the Trustee under the Mortgage by virtue of the merger of The Chase Na-tional Bank of the City of New York into President and Directors of the Manhat-tan Company under the name of The Chase Manhattan Bank, further supplemental indentures supplementing and/or modifying the Original Indenture as follows:

                            TITLE                                    DATED
                            -----                                    -----
Fifteenth Supplemental Indenture.............................. June 1, 1955
Sixteenth Supplemental Indenture.............................. September 1, 1956

                            TITLE                                   DATED
                            -----                                   -----
Seventeenth Supplemental Indenture........................... December 1, 1957
Eighteenth Supplemental Indenture............................ June 1, 1958
Nineteenth Supplemental Indenture............................ April 1, 1959
Twentieth Supplemental Indenture............................. September 1, 1960
Twenty-First Supplemental Indenture.......................... June 1, 1961
Twenty-Second Supplemental Indenture......................... May 1, 1963
Twenty-Third Supplemental Indenture.......................... December 1, 1963
Twenty-Fourth Supplemental Indenture......................... May 1, 1965
Twenty-Fifth Supplemental Indenture.......................... February 1, 1967
Twenty-Sixth Supplemental Indenture.......................... December 1, 1967
Twenty-Seventh Supplemental Indenture........................ January 1, 1969
Twenty-Eighth Supplemental Indenture......................... June 1, 1969
Twenty-Ninth Supplemental Indenture.......................... April 1, 1970
Thirtieth Supplemental Indenture............................. September 1, 1970
Thirty-First Supplemental Indenture.......................... March 1, 1971
Thirty-Second Supplemental Indenture......................... September 1, 1971
Thirty-Third Supplemental Indenture.......................... June 1, 1972
Thirty-Fourth Supplemental Indenture......................... July 1, 1974
Thirty-Fifth Supplemental Indenture.......................... July 1, 1974
Thirty-Sixth Supplemental Indenture.......................... February 1, 1975
Thirty-Seventh Supplemental Indenture........................ September 1, 1975
Thirty-Eighth Supplemental Indenture......................... November 1, 1975
Thirty-Ninth Supplemental Indenture.......................... March 1, 1976
Fortieth Supplemental Indenture.............................. May 1, 1976
Forty-First Supplemental Indenture........................... September 1, 1976
Forty-Second Supplemental Indenture.......................... March 1, 1977
Forty-Third Supplemental Indenture........................... March 1, 1978
Forty-Fourth Supplemental Indenture.......................... May 1, 1978
Forty-Fifth Supplemental Indenture........................... July 1, 1978
Forty-Sixth Supplemental Indenture........................... April 1, 1979
Forty-Seventh Supplemental Indenture......................... October 1, 1979
Forty-Eighth Supplemental Indenture.......................... July 1, 1980
Forty-Ninth Supplemental Indenture........................... April 1, 1981
Fiftieth Supplemental Indenture.............................. July 1, 1981
Fifty-First Supplemental Indenture........................... July 1, 1981
Fifty-Second Supplemental Indenture.......................... September 1, 1982
Fifty-Third Supplemental Indenture........................... December 1, 1982

                            TITLE                                   DATED
                            -----                                   -----
Fifty-Fourth Supplemental Indenture.......................... June 1, 1983
Fifty-Fifth Supplemental Indenture........................... June 1, 1984
Fifty-Sixth Supplemental Indenture........................... September 1, 1984
Fifty-Seventh Supplemental Indenture......................... November 1, 1984
Fifty-Eighth Supplemental Indenture.......................... December 1, 1984
Fifty-Ninth Supplemental Indenture........................... April 1, 1986
Sixtieth Supplemental Indenture.............................. November 1, 1986
Sixty-First Supplemental Indenture........................... June 1, 1987
Sixty-Second Supplemental Indenture.......................... November 1, 1987
Sixty-Third Supplemental Indenture........................... June 1, 1988
Sixty-Fourth Supplemental Indenture.......................... February 1, 1989
Sixty-Fifth Supplemental Indenture........................... June 1, 1989
Sixty-Sixth Supplemental Indenture........................... March 1, 1990
Sixty-Seventh Supplemental Indenture......................... April 1, 1991
Sixty-Eighth Supplemental Indenture.......................... March 1, 1992
Sixty-Ninth Supplemental Indenture........................... March 1, 1992
Seventieth Supplemental Indenture............................ March 1, 1992
Seventy-First Supplemental Indenture......................... July 1, 1992
Seventy-Second Supplemental Indenture........................ July 1, 1992
Seventy-Third Supplemental Indenture......................... August 1, 1992
Seventy-Fourth Supplemental Indenture........................ February 1, 1993
Seventy-Fifth Supplemental Indenture......................... April 1, 1993
Seventy-Sixth Supplemental Indenture......................... April 1, 1993
Seventy-Seventh Supplemental Indenture....................... June 1, 1993
Seventy-Eighth Supplemental Indenture........................ August 1, 1993
Seventy-Ninth Supplemental Indenture......................... August 1, 1993
Eightieth Supplemental Indenture............................. October 1, 1993
Eighty-First Supplemental Indenture.......................... January 1, 1994
Eighty-Second Supplemental Indenture......................... January 1, 1994
Eighty-Third Supplemental Indenture.......................... October 1, 1994
Eighty-Fourth Supplemental Indenture......................... March 1, 1995

 The Original Indenture and such supplemental indentures are incorporated herein by this reference and the Original Indenture as so supplemented and mod-ified is herein called the Mortgage.

 First and Refunding Mortgage Bonds (the Bonds) are presently outstanding under the Mortgage as follows:

                                                                    PRINCIPAL
                              SERIES                                  AMOUNT
                              ------                               ------------
Bonds of 1988, Series A, 9 3/8%, due June 1, 1998................. $150,000,000
Bonds of 1989, Series B, 8 7/8%, due June 1, 1999.................  100,000,000
Bonds of 1991, Series A, 8 3/4%, due April 1, 2021................  100,000,000
Bonds of 1992, Series B, 7 1/4%, due March 1, 1997................  250,000,000
Bonds of 1992, Series C, 8%, due March 1, 2004....................  250,000,000
Bonds of 1992, Series D, 7 5/8%, due July 1, 2007.................  215,000,000
Bonds of 1992, Series E, 7 3/8%, due July 1, 2002.................  155,000,000
Bonds of 1992, Series F, 6 1/4%, due August 1, 1998...............   75,000,000
Bonds of 1993, Series A, 7 1/4%, due February 1, 2023.............  100,000,000
Bonds of 1993, Series B, 6 5/8%, due April 1, 2003................  200,000,000
Bonds of 1993, Series C, 5 7/8%, due April 1, 2000................  135,000,000
Bonds of 1993, Series D, 7 1/2%, due June 1, 2023.................  200,000,000
Bonds of 1993, Series E, 6%, due August 1, 2001...................  100,000,000
Bonds of 1993, Series F, 6%, due August 1, 2002...................  100,000,000
Bonds of 1993, Series G, 6 3/4%, due October 1, 2023..............  200,000,000
Pollution Control Series 1994A, 5.45%, due January 1, 2024........   19,500,000
Bonds of 1994, Series A, 7%, due January 1, 2024..................  125,000,000
Bonds of 1994, Series B, 8 5/8%, due October 1, 2024..............  200,000,000
Bonds of 1995, Series A, 8 1/4%, due March 1, 2025................  200,000,000

 Under the Mortgage, any new series of Bonds may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Mortgage (up to an aggregate amount of $5,000,000,000 outstanding at any one time without further authorization of the stockholder of the Company) and their terms may be described by a supplemental indenture executed by the Company and the Trustee.

 The Company proposes to create under the Mortgage, as hereby supplemented (the Indenture), a new series of Bonds to be designated First and Refunding Mortgage Bonds of 1997, Series A, 6 3/4%, due February 1, 2007, to bear interest from the date of original issuance thereof and to be due February 1, 2007, and pro-poses to issue $200,000,000 aggregate principal amount of such Bonds.

 The aggregate principal amount of Bonds of the Company, issued or so to be is-sued and outstanding under the provisions of and secured by the Indenture, will then be $3,074,500,000 consisting of $2,874,500,000 aggregate prin-cipal amount of Bonds presently outstanding and the $200,000,000 aggregate principal amount of Bonds of 1997, Series A, which are to be issued after the execution and delivery of this Eighty-Fifth Supplemental Indenture pursuant to
Article 2 of the Original Indenture. Additional Bonds of certain series herein mentioned and additional Bonds of all other series hereafter established, ex-cept as may be limited in the Indenture as at the time supplemented and modi-fied, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified.

 The Company also desires to supplement the Mortgage and add new provisions thereto pursuant to the provisions of (S) 13.01 of the Original Indenture.

 All conditions necessary to authorize the execution, delivery and recording of this Eighty-Fifth Supplemental Indenture and to make it a valid and binding in-denture of mortgage for the security of the Bonds of the Company issued or to be issued under the Indenture have been done or performed.

 Now, Therefore, This Indenture Witnesseth,

 That, in order further to secure equally and ratably the payment of the prin-cipal and interest of the Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all the covenants and conditions contained in the Indenture or in the Bonds, and for the purpose, among others, of confirming the lien of the Indenture, the Compa-ny, for and in consideration of the premises and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of One Dollar ($1.00) and of other valuable consideration to it duly paid by the Trustee at or before the execution and delivery of these presents, the receipt whereof is hereby ac-knowledged, has executed and delivered these presents and does hereby grant, bargain, sell, convey, transfer, assign, mortgage, pledge and confirm to the Trustee and its successors in the trust created by the Indenture and to its and their assigns, the property hereinafter described, to wit:

                       Description of Mortgaged Property

                                    PART I.

                                     Land.

 All the tracts or parcels of land or interests in land, together with all the improvements thereon, and all rights, privileges and appurtenances thereunto belonging or in anywise appertaining, and all equipment, fixtures and appara-tus, property, real, personal and mixed, used in connection therewith, whether attached to the freehold or not, conveyed to the Company as indicated in the tables below:
                                  In Virginia

                                                                      RECORDATION
                                                                          DATA
                                                                      ------------
                                                                       BOOK
              GRANTOR            RECORDING OFFICE     DATE OF DEED     NO.   PAGE
              -------           ------------------- ----------------- ------ -----
     Clover Project
 1.   Corporation               Halifax County      May 30, 1990         550   88
     Kenneth R. Wilborne, et
 2.   ux                        Halifax County      October 1, 1990      556  367
     Burlington Industries,
 3.   Inc.                      Halifax County      October 23, 1991     570   13
 4.  Alexander Orchards, Inc.   Rockbridge County   April 22, 1992       492  108
 5.  B.F. Blount, et ux         Halifax County      May 22, 1992         579  412
     Frances A. Reynolds, et
 6.   al                        Surry County        May 27, 1993         128  384
 7.  Dorothy W. Boothe, widow   Surry County        June 18, 1993        128  646
 8.  Nettie F. Rainey           York County         August 31, 1993      744   97
     Raleigh M. Felton, III,
 9.   et al                     South Boston City   December 3, 1993     605  326
 10. Mid-Atlantic Tarmac        Chesterfield County December 15, 1994  2,634  148
                               In North Carolina
 11. Abbott Laboratories        Nash County         December 18, 1991  1,352  771

                                    PART II.

                                  Franchises.

None.

                                   PART III.

                          Electric Lines and Systems.

 All electric lines and systems now owned by the Company, including those de-scribed below:

         BEGINNING                        ENDING                  LENGTH IN MILES
         ---------                        ------                  ---------------
                                115,000 VOLTS
                                -------------
Tap on Line #31 to              Ultrasystems                           0.14
Altavista, Virginia             Altavista, Virginia
Lexington to Bustleburg         Fairfield Substation                   5.71
Rockbridge Co., Virginia        Rockbridge County, Virginia
                                230,000 VOLTS
                                -------------
Tap on Line #128 to             Mt. Jackson Substation                 3.69
Shenandoah County, Virginia     Shenandoah County, Virginia
Glebe Sub                       Pentagon Sub                           2.39
Arlington County, Virginia      Arlington County, Virginia
Yadkin Portsmouth Bottom        Commonwealth Atlantic                  1.00
Chesapeake,Virginia             Chesapeake, Virginia

                                    PART IV.

                                Other Property.

 All other property, real, personal and mixed, tangible and intangible, now owned by the Company or hereafter acquired, except as herein excepted.

                                    PART V.

                                    Income.

 All tolls, revenues, earnings, income, rents, issues and profits of all prop-erty hereby mortgaged and conveyed.

                                    PART VI.

                              Properties Excepted.

 But expressly excepting (unless and until hereafter mortgaged, pledged or as-signed to the Trustee or otherwise made subject to the lien of the Indenture, or required so to be by any provision therein) all properties that would be ex-cepted by clauses (A) through (H) of Part VI of the Granting Clauses of the Fourteenth Supplemental Indenture as if such clauses were herein set out in full.

 To Have and To Hold all and singular the aforesaid property, rights, privi-leges, franchises and immunities, whether now owned or hereafter acquired, unto the Trustee, its successors in the trust created by the Indenture and its and their assigns forever;

 But In Trust Nevertheless, for the further and equal pro rata benefit, secu-rity and protection of all present and future holders of the Bonds issued and to be issued under and secured by the Indenture, and to secure the payment of the principal of the Bonds and the interest thereon, in accordance with provi-sions of the Bonds and of the Indenture, without any discrimination, prefer-ence, priority or distinction as to lien or otherwise of any Bonds over any other Bonds, by reason of priority in time of the issue or negotiation thereof or otherwise howsoever, so that the principal and interest of every Bond shall be equally and ratably secured hereby as if all the Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original In-denture, and to secure the performance of and compliance with the covenants and conditions of the Bonds and of the Indenture, and upon the trusts and for the uses and purposes and subject to the covenants, agreements, provisions and conditions set forth and declared in the Indenture.

                                   ARTICLE 1.

                            Bonds of 1997, Series A

 (S)1.01. There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be designated as the Company's First and Re-funding Mortgage Bonds of 1997, Series A, 6 3/4%, due February 1, 2007 (the Bonds of 1997, Series A).

 There are to be authenticated and delivered $200,000,000 principal amount of Bonds of 1997, Series A, and no further Bonds of 1997, Series A shall be au-thenticated and delivered except upon exchange or transfer pursuant to (S)1.11 of the Original Indenture. The Bonds of 1997, Series A shall be registered bonds, without coupons.

 The Bonds of 1997, Series A shall be in substantially the form set out in Ar-ticle 2 of the Twenty-Fifth Supplemental Indenture with such insertions, modi-fications and additions as may be required by the particular terms and provi-sions of this Eighty-Fifth Supplemental Indenture (and in particular this (S)1.01 and (S)1.04 hereof) for the Bonds of 1997, Series A.

 Each Bond of 1997, Series A shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly pro-vided for.

 All Bonds of 1997, Series A shall be due on February 1, 2007, and shall bear interest at the rate of 6 3/4% per annum to be paid semi-annually on the first day of February and on the first day of August in each year until payment of the principal thereof. The principal, premium, if any, and interest on the Bonds of 1997, Series A shall be payable in lawful money of the United States of America, at the office or agency of The Chase Manhattan Bank, or its succes-sor in trust under the Indenture, in New York, New York. The Regular Record Date for the payment of the interest payable, and punctually paid or duly pro-vided for, on any Interest Payment Date with respect to the Bonds of 1997, Se-ries A shall be the fifteenth day (whether or not a business day) of the calen-dar month next preceding such Interest Payment Date.

 Definitive Bonds of 1997, Series A may be issued in the denomination of $1,000, or any integral multiple thereof.

 (S)1.02. The Trustee shall, by virtue of its office as Trustee, be the Regis-trar and Transfer Agent of the Company for the purpose of registering and transferring Bonds of 1997, Series A. The Company shall cause to be kept at the office or agency of the Registrar books for such registration and transfer (the Bond Register) and will permit Bonds of 1997, Series A to be transferred or registered thereon, in accordance with their terms and under such reasonable regulations as the Company may prescribe.

 Upon surrender for transfer of any Bonds of 1997, Series A at the office or agency of the Registrar, the Company shall execute, and the Trustee shall au-thenticate and deliver, in the name of the designated transferee or transfer-ees, one or more new Bonds of 1997, Series A of any authorized denominations, of a like aggregate principal amount.

 At the option of the registered holder, Bonds of 1997, Series A may be ex-changed for other Bonds of 1997, Series A of any authorized denominations, of a like aggregate principal amount, upon surrender of Bonds of 1997, Series A to be exchanged at the office or agency of the Registrar. Whenever any Bonds of 1997, Series A are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds of 1997, Series A which the bondholder making the exchange is entitled to receive.

 All Bonds of 1997, Series A issued upon any such transfer or exchange shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Bonds of 1997, Series A surren-dered upon such transfer or exchange.

 Every Bond of 1997, Series A, presented or surrendered for transfer or ex-change shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and to the Registrar duly executed, by the holder thereof or his attorney duly authorized in writing.

 No service charge will be made for any transfer or exchange of Bonds of 1997, Series A, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

 The provisions of (S)1.06, (S)1.08 and (S)1.09 of the Original Indenture shall not be applicable to the Bonds of 1997, Series A.

 The Company shall not be required (a) to issue, transfer or exchange any Bonds of 1997, Series A during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all of the outstanding Bonds of 1997, Series A, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Bonds of 1997, Series A theretofore selected for redemption in whole or in part.

 (S)1.03. Reference is made to (S)1.03 of the Twenty-Fifth Supplemental Inden-ture for provisions concerning the procedure for the payment of interest on the Bonds of 1997, Series A.

 (S)1.04. The Bonds of 1997, Series A, shall be subject to redemption at the option of the Company, as a whole or in part, at any time or from time to time on or after February 1, 2002, at the percentages of the principal amount thereof specified in the following table under the heading "Regular Redemption Price". The Bonds of 1997, Series A shall also be subject to redemption at the option of the Company, as a whole or in part, at any time or from time to time on or after February 1, 2002, at the percentages of the principal amount thereof specified in the following table under the heading "Special Redemption Price", if redeemed (a) by the application of Funds in Escrow as defined in
(S)6.02 of the Original Indenture or (b) as a whole within 12 months after ac-quisition of not less than a majority of the outstanding Common Stock of the Company by any municipality or governmental body, agency, instrumentality or authority, or any nonprofit cooperative body, or any nominee thereof:

                                                           THE REDEMPTION PRICES
                                                              ARE AS FOLLOWS
                                                           ---------------------
                                                            REGULAR    SPECIAL
                   DURING THE 12 MONTHS                    REDEMPTION REDEMPTION
                   BEGINNING FEBRUARY 1                      PRICE      PRICE
                   --------------------                    ---------- ----------
2002......................................................   102.74%    100.00%
2003......................................................   102.06     100.00
2004......................................................   101.37     100.00
2005......................................................   100.69     100.00
2006......................................................   100.00     100.00

together with any unmatured interest accrued to the Redemption Date, payable on surrender for redemption (the interest installment payable on the Redemption Date, if such date is an Interest Payment Date, to be paid to the holder of record at the close of business on the Regular Record Date for such Interest Payment Date).

 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder at his address appearing in the Bond Register and shall contain the information required by (S)3.02 of the Original Indenture. There need be no publication of such notice despite the provisions of such (S)3.02.

 (S)1.05. The Company covenants that on depositing or leaving with the Trustee funds for the payment of the principal and premium (if any) and interest on any Bonds of 1997, Series A when the same become due, either at maturity or other-wise, pursuant to (S)10.03 of the Original Indenture, it will make effective arrangements with the Trustee whereby such funds will be immediately available for payment to the holder of such Bonds, and prior to, or within 5 days after, so depositing or leaving such funds, will give a notice, by first-class mail, postage prepaid, to each holder at such holder's address appearing in the Bond Register, stating that such funds have been or will be deposited or left with the Trustee and are or thereupon will be immediately so available for payment to the holders of such Bonds and, as full compliance with this Section, shall deliver to the Trustee proof satisfactory to the Trustee that such notice has been given, or that arrangements have been made insuring that such notice will be given, or a written instrument executed by the Company under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give such no-tice for and on behalf of the Company.

                                   ARTICLE 2.

                           Miscellaneous Provisions.

 (S)2.01. All references herein to any article, section or provision of the Original Indenture or any supplemental indenture refer to such article, section or provision as heretofore supplemented and modified and as hereby further sup-plemented and modified, unless, in any case, the context otherwise requires. Terms used but not defined herein are used as defined in the Mortgage.

 (S)2.02. The recitals in this Eighty-Fifth Supplemental Indenture (except the recital of the succession of The Chase Manhattan Bank (formerly The Chase Man-hattan Bank (National Association)) to The Chase National Bank of the City of New York) are made by the Company only and not by the Trustee, and all of the provisions contained in the Mortgage in respect of the rights, privileges, im-munities, powers and duties of the Trustee shall be applicable in respect of the Bonds of 1997, Series A and of this Eighty-Fifth Supplemental Indenture as fully and with like effect as if set forth herein in full.

 (S)2.03. As heretofore supplemented and modified and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Orig-inal Indenture, as heretofore supplemented and modified, and this Eighty-Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

 (S)2.04. Although this Eighty-Fifth Supplemental Indenture is dated for conve-nience and for the purpose of reference February 1, 1997, the actual dates of execution by the Company and by the Trustee are indicated by their respective acknowledgements hereto annexed.

 (S)2.05. In order to facilitate the recording or filing of this Eighty-Fifth Supplemental Indenture, it may be simultaneously executed in several counter-parts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

 In Witness Whereof, each party hereto has caused this instrument to be signed in its name and behalf, and its corporate seal to be hereunto affixed and at-tested, by its duly authorized officers, all as of the day and year first above written.

Virginia Electric and Power Company

        W. S. Mistr
       Vice President

                    Attest:                J. P. Carney
                                  Assistant Corporate Secretary
                                                                         [SEAL]
The Chase Manhattan Bank

       R. J. Halleran
   Second Vice President

                    Attest:              Gemmel Richards
                                       Assistant Secretary
                                                                         [SEAL]

Commonwealth of Virginia)
City of Richmond:       )    ss.:

 I, K. Lee Pace, a notary public duly qualified, commissioned, sworn and acting in and for the City and Commonwealth aforesaid, hereby certify that on this day of February, 1997:

(Virginia)
(Maryland)

 W. S. Mistr and J. P. Carney, whose names as Vice President and Assistant Cor-porate Secretary of Virginia Electric and Power Company, a corporation, are signed to the writing above, bearing date on the first day of February, 1997 have acknowledged the same before me in my City aforesaid; and

(West Virginia)

 W. S. Mistr, who signed the writing above and hereto annexed bearing date on the first day of February, 1997 for Virginia Electric and Power Company, has in my said City, before me, acknowledged and said writing to be the act and deed of said corporation; and

(North Carolina)

 J. P. Carney, personally came before me and acknowledged that he is Assistant Corporate Secretary of Virginia Electric and Power Company, a corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by a Vice President, sealed with its corpo-rate seal, and attested by himself as its Assistant Corporate Secretary.

 My commission expires: June 30, 1999

 In Witness Whereof, I have hereunto set my hand and official seal this    day
of February, 1997.

[SEAL]

[Seal]
State of New York:       )
County of Kings:         ) ss.:

 I, Della K. Benjamin, a notary public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this day of February, 1997:

                                                                     (Virginia)
                                                                     (Maryland)

 R. J. Halleran and Gemmel Richards, whose names as Second Vice President and Assistant Secretary of The Chase Manhattan Bank, a New York banking corpora-tion, are signed to the writing above, bearing date on the first day of Febru-ary, 1997 have acknowledged the same before me in my County aforesaid; and


                                                                (West Virginia)
 R. J. Halleran, who signed the writing above and hereto annexed bearing date on the first day of February, 1997 for The Chase Manhattan Bank, a New York banking corporation, has in my said County, before me, acknowledged and said writing to be the act and deed of said corporation; and

                                                               (North Carolina)

 Gemmel Richards personally came before me and acknowledged that she is Assis-tant Secretary of The Chase Manhattan Bank, a New York banking corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by a Vice President, sealed with its corpo-rate seal, and attested by herself as its Assistant Secretary.

 In Witness Whereof, I have hereunto set my hand and official seal this    day
of February, 1997.



                                                                   [SEAL]